Exhibit 3.1

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT
OF THE
ARTICLES OF INCORPORATION
OF
GEVITY HR, INC.

TO THE FLORIDA SECRETARY OF STATE:

        Gevity HR, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

        The original Articles of Incorporation of Gevity HR, Inc. were filed with the Florida Secretary of State on February 28, 1997. Articles of Amendment and Restatement were filed on June 3, 2002 and Articles of Amendment were filed on June 5, 2003.

        These Second Articles of Amendment and Restatement of the Articles of Incorporation of Gevity HR, Inc. do not contain an amendment requiring shareholder approval and were duly adopted by the Board of Directors of Gevity HR, Inc. on August 13, 2003 in accordance with the provisions of Sections 607.1002 and 607.1007 of the Florida Business Corporation Act. Pursuant to those sections, Gevity HR, Inc. hereby amends and restates its Articles of Incorporation in their entirety, superseding entirely all other previous filings.

ARTICLE I. NAME

        The name of the corporation is Gevity HR, Inc. (the “Corporation”).

ARTICLE II. PRINCIPAL OFFICE

        The principal office of the Corporation in the State of Florida is located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205.

ARTICLE III. PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE IV. CAPITAL STOCK

        The total number of shares of capital stock which the Corporation is authorized to issue is 110,000,000, divided into two classes as follows:

(1) 100,000,000 shares of common stock, $.01 par value per share (“Common Stock”); and

(2) 10,000,000 shares of preferred stock, $.01 par value per share (“Preferred Stock”).

        The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Common Stock and Preferred Stock of the Corporation are as follows:

(a)	Provisions Relating to the Common Stock

(1) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the shareholders.

(2) Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(3) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures or other obligations of the Corporation.

(b)	Provisions Relating to the Preferred Stock

(1) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and the qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereafter prescribed.

(2) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not such class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute such class or series and the designations thereof;

(iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such class or series;

(iv) whether or not the shares of any such class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of such class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any such class or series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any such class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation, and the conversion price or prices, ratio or ratios, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other special rights and provisions with respect to any such class or series as may seem advisable to the Board of Directors.

(3) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

(c)	General

(1) Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(2) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or any committee thereof. The Board of Directors or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

(d)	Certificate of Designation of Series A Convertible, Redeemable Preferred Stock

        Pursuant to this Article IV, there is hereby designated, created and provided for a series of Preferred Stock, which shall be designated as the Series A Convertible, Redeemable Preferred Stock, shall consist of 30,000 shares, and shall have the preferences, qualifications, limitations, restrictions and rights as set forth in the following Certificate of Designation:

Section	1. Dividends.

        1A.        General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the “Series A Preferred”) as provided in this Section 1. Except as otherwise provided herein (including, without limitation, Section 7B(i)), dividends on each share of the Series A Preferred (a “Share”) shall accrue on a daily basis at the rate of 4% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share plus all accrued and unpaid dividends thereon or applicable Redemption Price is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation; provided that, as of any date of determination, the dividends that have accrued pursuant to this Section 1A shall be reduced (but in no event to less than $0) by the amount of dividends (if any) that have been paid pursuant to Section 1D since the immediately preceding Dividend Payment Date (including on the current Dividend Payment Date, if applicable). Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        1B.        Dividend Payment Dates. All dividends which have accrued on the Series A Preferred shall be payable in cash on January 31, April 30, July 31 and October 31 of each year, beginning July 31, 2003 (the “Dividend Payment Dates”), and to the extent not paid on any Dividend Payment Date, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Payment Date) ending upon each such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

        1C.        Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

        1D.        Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation also shall declare and pay to the holders of the Series A Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 2.       Liquidation.

        2A.        Liquidation Events. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder plus all accrued and unpaid dividends thereon and (ii) the aggregate amount that would be paid in connection with such Liquidation Event with respect to the Common Stock issuable upon conversion of all Shares held by such holder had all of the outstanding Series A Preferred been converted immediately prior to such Liquidation Event, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder.

        2B.        Notice. Not less than 40 days and not more than 90 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such Liquidation Event, and not less than 40 days and not more than 90 days prior to consummating any transaction deemed a Liquidation Event as described in Section 2C below, the Corporation shall deliver written notice of such transaction, in each case to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event or the terms of such transaction described in Section 2C (including the amount to be paid with respect to each Share and each share of Common Stock in connection therewith), as the case may be.

        2C.        Deemed Liquidation Events. Upon the election of the Majority Holders delivered to the Corporation within 15 days after receipt of the Corporation’s notice to the holders of Series A Preferred under Section 2B, any consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity) or any sale or transfer by the Corporation of all or substantially all of its assets (determined either for the Corporation alone or with its Subsidiaries on a consolidated basis) or any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or the beneficial or record holders thereof as a result of which such holders of the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to such sale or issuance cease to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors, shall be deemed to be a Liquidation Event for purposes of this Section 2, and the holders of the Series A Preferred shall be entitled to receive a payment from the Corporation equal to the amounts payable with respect to the Series A Preferred upon a Liquidation Event under this Section 2 (the “Liquidation Payment Amount”) in cancellation of their Shares upon the consummation of any such transaction; provided that the foregoing provision shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for any cash, securities or other property, (iii) the beneficial holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors and (iv) no Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Series A Preferred as of the date of the Purchase Agreement, has “beneficial ownership” (as that term is used under the Securities Exchange Act of 1934, as amended) of more than 25% of the outstanding Common Stock. The Corporation shall give prompt written notice of any such election of the Majority Holders to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the fifth business day prior to the date of consummation of such deemed Liquidation Event to demand payment from the Corporation of the Liquidation Payment Amount in cancellation of their Shares upon the consummation of any such transaction. The Majority Holders shall have the right to elect the benefits of either this Section 2 or Section 3J hereof in connection with any such merger, consolidation or sale of assets.

         Section 3.       Redemptions.

        3A.        Offers by Corporation to Redeem. The Corporation may offer to redeem 10,000 Shares of Series A Preferred (as such number of shares is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and similar events) (or such lesser number of Shares then outstanding) (such number of Shares, the “Offered Shares,” and such offer to redeem the Offered Shares, a “Redemption Offer”) on July 31 of each of years 2006, 2007 and 2008 (the “Scheduled Offered Redemption Dates”), by giving written notice to the holders of Series A Preferred of such election not more than 90 nor less than 60 days prior to each applicable Scheduled Offered Redemption Date. The Majority Holders may accept such Redemption Offer with respect to all or any portion of their Shares (the “Majority Holders’ Accepted Shares”) by giving written notice to the Corporation on or prior to July 1 of such year. Upon receipt of such notice, the Corporation (a) shall give written notice of such acceptance to all other holders of Series A Preferred within five days of any such acceptance by the Majority Holders, and such other holders may request redemption with respect to all or any portion of their Shares of Series A Preferred (such Shares, together with the Majority Holders’ Accepted Shares, the “Accepted Shares”) by delivering written notice to the Corporation on or prior to July 16 of such year, and (b) shall be obligated to redeem all Accepted Shares up to (but not in excess of) the number of Offered Shares on the applicable Scheduled Offered Redemption Date at a price per Share equal to the Premium Redemption Price.

        3B.        Demand by Majority Holders to Redeem. The Majority Holders may demand redemption of up to 10,000 Shares of Series A Preferred (as such number of shares is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and similar events) (or such lesser number of Shares then outstanding) (such number of Shares, the “Maximum Demand Shares,” and such demand for redemption of the Demand Shares, a “Redemption Demand”) on July 31 of each of (i) 2009, if the Corporation did not make a Redemption Offer, or did not pay in full the Redemption Price for all Accepted Shares (up to the number of Offered Shares), on the first Scheduled Offered Redemption Date, (ii) 2010, if the Corporation did not make a Redemption Offer, or did not pay in full the Redemption Price for all Accepted Shares (up to the number of Offered Shares), on the second Scheduled Offered Redemption Date, and (iii) 2011, if the Corporation did not make a Redemption Offer, or did not pay in full the Redemption Price for all Accepted Shares (up to the number of Offered Shares), on the third Scheduled Offered Redemption Date (each such July 31, a “Scheduled Demand Redemption Date”). The Shares with respect to which a Redemption Demand has been made are referred to herein as the “Demand Shares.” The Majority Holders may exercise any of the three Redemption Demands by giving written notice to the Corporation not more than 90 days and not less than 30 days prior to the applicable Scheduled Demand Redemption Date. Within five days after receipt of such notice, the Corporation shall give written notice of such demand to all other holders of Series A Preferred, and such other holders may demand redemption of their Shares of Series A Preferred by delivering written notice to the Corporation on or prior to the July 16 immediately preceding the applicable Scheduled Demand Redemption Date. The Corporation shall be obligated to redeem the Shares with respect to which a Redemption Demand has been made (but in no event more than the number of Maximum Demand Shares) on the applicable Scheduled Demand Redemption Date at a price per Share equal to the Cash Redemption Price.

        3C.        Redemption At the Corporation’s Option. If, at any time after June 6, 2008 (subject to the provisions of this Section 3C), (i) with respect to any redemption pursuant to this Section 3C for which the Corporation is giving written notice of such redemption on or before July 31, 2011, the Corporation has made all Redemption Offers with respect to each Scheduled Offered Redemption Date on or prior to the date of determination and (ii) the Majority Holders have not provided their written consent or other affirmative vote to approve a Change of Ownership, Fundamental Change or Organic Change (for which the Corporation has a bona fide intent to consummate and has obtained an opinion of a nationally recognized investment banking or appraisal firm that such Change of Ownership, Fundamental Change or Organic Change is in the best interests of the Corporation and its shareholders) within 30 days after receiving the Corporation’s request for approval thereof, together with all information reasonably necessary to make a determination whether or not to approve such Change of Ownership, Fundamental Change or Organic Change and such other information as reasonably requested, then the Corporation may redeem all (but not less than all) of the Shares of Series A Preferred then outstanding. The Corporation may exercise such redemption right by giving written notice to the holders of Series A Preferred of such election not more than 60 days after the Corporation’s request for approval thereof and not less than 15 days prior to the date on which such redemption is to be made. Upon mailing its election to redeem the outstanding Shares pursuant to this Section 3C, the Corporation shall be obligated to redeem all outstanding Shares on the date specified in such notice (which shall be no later than 60 days after the Corporation’s request for approval and no earlier than 15 days after the date of the Corporation’s written notice of its election) at a price per Share equal to the greater of (i) the Premium Redemption Price and (ii) the Cash Redemption Price.

        3D.        Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in cash equal to the Cash Redemption Price or Premium Redemption Price, as applicable. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate applicable Redemption Price of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        3E.        Upon Notice of Redemption. Upon mailing any notice of a Redemption Offer, the Corporation shall become obligated to redeem the total number of Shares specified in such notice (or such lesser number of Accepted Shares) at the time of redemption specified therein in accordance with the applicable paragraph of this Section 3. In case fewer than the total number of Shares represented by any certificate are redeemed in any redemption hereunder, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

        3F.        Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding, but in no event more than the number of Shares of which such holder has accepted or requested redemption; provided that, with respect to any redemption pursuant to Section 3A or Section 3B, if application of the foregoing results in a lesser number of Shares to be redeemed than the Offered Shares or Maximum Demand Shares (as applicable) and additional Accepted Shares or Demand Shares (as applicable) remain, then the foregoing will be re-applied with respect to the holders of such additional Accepted Shares or Demand Shares (as applicable) until no more Accepted Shares or Demand Shares remain or, if a lesser number, until the calculation has resulted in a determination of Shares to be redeemed equal to the Offered Shares or Maximum Demand Shares.

        3G.        Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the applicable Redemption Price specified herein is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

        3H.        Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

        3I.        Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

        3J.        Special Redemptions.

        (i)        If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The Majority Holders may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Cash Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) fifteen days prior to the consummation of the Change in Ownership (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to require the Corporation to redeem all or any portion of the Series A Preferred to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

        Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation.

        (ii)        If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The Majority Holders may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Cash Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) fifteen days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

        Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

         Section 4.       Voting Rights.

        4A.        Election of Directors. In the election of directors of the Corporation, the holders of the Series A Preferred, voting separately as a single series to the exclusion of all other classes and series of the Corporation’s capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled (so long as Frontenac is the Majority Holder, but in no event at any time that Frontenac is not the Majority Holder) at an annual or special meeting of the shareholders to elect two directors to serve as members of the Corporation’s Board of Directors (each, a “Series A Director”), each until his successor is duly elected by the holders of the Series A Preferred, subject to prior death, resignation, retirement, disqualification, or removal or termination of term of office in accordance with this Section 4A. The Series A Directors so elected shall be in addition to the directors elected by the holders of the Common Stock of the Corporation, and shall in accordance with Section 3.2 of the Corporation’s bylaws increase the maximum number of directors otherwise permitted pursuant to the Corporation’s bylaws. Any Series A Directors so elected shall not be divided into classes.

        (i)        Initial Appointment. Upon the initial issuance of any Series A Preferred, the vacancies resulting from the directorships newly created hereby shall be filled by a vote of the other directors on the Board of Directors.

        (ii)        Subsequent Designation and Election. At any time that the holders of Series A Preferred are entitled to elect Series A Directors pursuant to Section 4A above, the individuals designated by the Majority Holders shall be elected by the holders of the Series A Preferred as the Series A Directors and all holders of Series A Preferred (other than BVCF IV, L.P.) shall vote their Shares in such a manner to effect the election of the Series A Directors designated by the Majority Holders.

        (iii)        Qualifications; Disqualification; Resignation; Termination of Term; Removal; and Vacancies.

    (a)              Qualification. Notwithstanding appointment or election to the Board of Directors, a Series A Director’s qualification to serve on the Board of Directors is subject to compliance with any then existing applicable local, state or federal law or regulations governing the business operations of the Corporation and the Corporation’s directors generally, including but not limited to such Series A Director’s approval as a “controlling person” of the Corporation by any agency with jurisdiction over any of the Corporation’s business operations.

    (b)              Resignation. A Series A Director may resign from the Board of Directors at any time by giving written notice to the Corporation at its principal executive office. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective time is specified in the notice.

    (c)              Termination of Term of Office. So long as any Series A Preferred remains outstanding and Frontenac is the Majority Holder, the term of office of any Series A Director may be terminated only by the Majority Holders. The term of office of the Series A Directors shall automatically terminate on the date on which Frontenac is no longer the Majority Holder.

    (d)              Removal. So long as any Series A Preferred remains outstanding, any Series A Director may be removed only by (I) a written direction of removal delivered to the Corporation by the Majority Holders or (II) a resolution of the Board of Directors excluding such Series A Director if such Series A Director fails to meet the requirements for qualification provided for in Section 4A(iii)(a).

    (e)              Vacancies. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of a Series A Director designated by the Majority Holders, the resulting vacancy shall be filled by a representative designated in a writing to the Corporation by the Majority Holders, until the next annual or special meeting of the shareholders (and at such meeting, such representative, or another representative designated by the Majority Holders, will be elected to the Board in the manner described in this Section 4A). If the Majority Holders fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Majority Holders elect to fill it with a representative designated hereunder. During any such period that the Majority Holders are entitled to, but have failed or declined to, designate a Series A Director, the Majority Holders shall have the right to designate one representative to attend all Board of Directors meetings as a non-voting observer. The observer shall be entitled to notice of all Board of Directors meetings in the manner that notice is provided to members of the Board of Directors, shall be entitled to receive all materials provided to members of the Board of Directors, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board of Directors as a non-voting observer, and shall be entitled to fees and expenses paid to Series A Directors pursuant to Section 4A(v).

       (iv)        Committees. At least one Series A Director shall serve on the Executive Committee or any successor or comparable committee thereto. In addition, each Series A Director shall be considered by the Nominating/Corporate Governance Committee or any successor or comparable committee of the Board of Directors and shall be approved by the Board of Directors for appointment to such additional committees as the Nominating/Corporate Governance Committee or any successor or comparable committee of the Board of Directors and the Board of the Directors deem appropriate for such Series A Director based on the criteria it applies to all directors.

        (v)        Fees & Expenses. Series A Directors shall be entitled to all fees, other compensation and reimbursement of expenses paid to Board of Directors members who are not employees of the Corporation or its Subsidiaries.

        (vi)        Reporting Information. With respect to each Series A Director designated pursuant to the provisions of this Section 4A, the Majority Holders shall provide the Corporation with all necessary assistance and information related to such Series A Director that is required (or would be required if the Corporation were subject to Regulation 14A under the Securities Exchange Act of 1934, as amended) to be disclosed in solicitations of proxies or otherwise, including such person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

        (vii)        Voting Agreement. The holders of Series A Preferred intend the provisions of this Section 4A to be enforceable as a shareholder voting agreement in accordance with the provisions of Section 607.0731 of the Florida Business Corporation Act.

        4B.        Other Voting Rights. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws and shall be entitled to all votes as a single class provided for or required by applicable law, and, except as otherwise required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together as a single class with (i) the holders of the Common Stock, (ii) the holders of any class or series of preferred stock entitled to vote with the Common Stock and (iii) the holders of any note or debenture entitled to vote with the Common Stock, in each case pursuant to the terms of the Certificate of Incorporation or any certificate of designation, with each share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided that the written consent or other affirmative vote of the Majority Holders (which Majority Holders shall act in good faith to provide the Corporation with a response (whether affirmative or negative) to any request for the written consent or other affirmative vote of the Majority Holders hereunder and to make any requests for additional information necessary or desirable in considering such request), voting as a single and separate class, will be required (so long as Frontenac is the Majority Holder, but in no event at any time that Frontenac is not the Majority Holder) for the Corporation to:

        (i)        directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except for dividends payable (w) on the Series A Preferred pursuant to the terms of this Certificate of Designation, (x) solely in shares of Common Stock issued upon the outstanding shares of Common Stock, (y) by any Subsidiary to the Corporation or to any of its Wholly Owned Subsidiaries and (z) Permitted Common Stock Dividends;

        (ii)        except for purchases of Common Stock in accordance with the Employee Stock

Purchase Plan, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Corporation’s or any Subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (x) redemptions or repurchases of the Series A Preferred pursuant to the terms of this Certificate of Designation, (y) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary that are held by the Corporation or any of its Wholly Owned Subsidiaries and (z) redemptions or repurchases of Junior Securities in accordance with the terms thereof at any time after the Scheduled Demand Redemption Date in 2011 (or, if a Demand Redemption was made for such Scheduled Demand Redemption Date, the Redemption Date for the last Demand Share to be redeemed pursuant thereto (if later)) so long as no Event of Noncompliance has occurred and is continuing;

        (iii)        authorize, issue, sell (including from treasury) or enter into any agreement providing for the issuance or sale (contingent or otherwise) of, or take any action that would amend the terms of or reclassify any existing securities so as to constitute, (a) any capital stock or other equity securities of the Corporation or any Subsidiary (or any such securities convertible into or exchangeable for any capital stock or other equity securities or containing equity or profit participation features), other than issuances of up to an aggregate of 6,500,000 shares of Common Stock (as such number of shares is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and similar events affecting the Common Stock) upon the exercise of Options (including upon the exercise of Options outstanding as of March 5, 2003) issued pursuant to the Permitted Stock Option Plans and other than the issuance, sale or entering into any agreements with respect thereto of Junior Securities for a price no less than their Market Price, or (b) any additional shares of Series A Preferred;

        (iv)        sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, (in any transaction or series of transactions occurring during any twelve-month period) assets of the Corporation and its Subsidiaries that immediately prior to such transaction or series of transactions generate, account for or otherwise serve as a source of revenue for the Corporation and its Subsidiaries (on a consolidated basis) that exceeds the lesser of 20% of Net Revenue or 20% of EBITDA, in each case for the twelve month period ending on the last day of the month immediately preceding such sale, lease or other disposition;

        (v)        consummate or permit any Subsidiary to consummate any Fundamental Change or Organic Change or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation with the Corporation or between or among Wholly-Owned Subsidiaries);

        (vi)        liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

        (vii)        make any material change to the Corporation’s capital structure;

        (viii)        consummate any Change in Ownership;

        (ix)        make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or petition or apply, or permit any Subsidiary to petition or apply, to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or, after any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary, either (A) by any act of the Corporation or any Subsidiary indicate its approval thereof, consent thereto or acquiescence therein or (B) fail to seek to have such petition, application or proceeding dismissed;

        (x)        acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest or Investment in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or any joint venture (including by issuing or selling any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Corporation or a Wholly-Owned Subsidiary), involving an aggregate consideration (including, without limitation, the assumption of liabilities, whether direct or indirect), with Common Stock included in the consideration valued at its Market Price as of its date of issuance or use, exceeding in any twelve-month period the greater of (A) $20,000,000 or (B) 1 times the Corporation’s EBITDA for the twelve month period ending on the last day of the month immediately preceding the acquisition, Investment, joint venture or entering into an agreement with respect thereto, in each case other than Permitted Investments;

        (xi)        enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than any business of the Corporation as conducted or proposed by the Board of Directors to be conducted as of the Closing and disclosed to the initial purchasers of the Series A Preferred or initiate any major new business initiatives;

        (xii)        create, incur, assume or suffer to exist (other than pursuant to a credit facility entered into after April 24, 2003, in compliance with this Certificate of Designation) or enter into any agreement providing for a facility from which it may incur, or permit any Subsidiary to create, incur, assume or suffer to exist (other than pursuant to a credit facility entered into after April 24, 2003, in compliance with this Certificate of Designation) or enter into any agreement providing for a facility from which it may incur, Funded Debt exceeding an aggregate principal amount outstanding or available pursuant to a credit facility on a consolidated basis at any time of such creation, incurrence, assumption or suffering to exist or entering into an agreement providing for a facility from which it may incur such Funded Debt equal to the greater of (a) 1.75 times the Corporation’s EBITDA for the twelve month period ending on the last day of the immediately preceding month and (b) in the event that the Corporation at any time enters into any agreement providing for a revolving credit facility from which it may incur Funded Debt, $20,000,000 of incurred or available Funded Debt pursuant to such revolving credit facility; provided that in each case the terms of such Funded Debt do not otherwise require the prior written consent or other affirmative vote of the Majority Holders under Section 4B(xiii);

        (xiii)        become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restricts (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, the Corporation or another Subsidiary or (b) the Corporation’s right to perform the provisions of this Certificate of Designation or the Corporation’s bylaws (including, without limitation, restrictions relating to the declaration and payment of dividends on and/or the making of redemptions of the Series A Preferred as contemplated by this Certificate of Designation and/or relating to conversions of the Series A Preferred);

        (xiv)        increase the number of authorized shares of any series of preferred stock or alter, change or otherwise affect or impair the rights, preferences or powers or the relative preferences and priorities of the holders of any series of preferred stock, except with respect to any series of preferred stock that also constitutes a Junior Security (and remains a Junior Security after such alteration or change) to the extent necessary to issue Junior Securities without the Majority Holders’ consent in compliance with Section 4B(iii);

        (xv)        make any amendment to the Certificate of Incorporation (except to the extent necessary to issue Junior Securities without the Majority Holders’ consent in compliance with Section 4B(iii), so long as such amendment does not alter, change or otherwise affect or impair the rights, preferences or powers or the relative preferences and priorities of the holders of Series A Preferred), this Certificate of Designation or the Corporation’s bylaws (other than as required by law);

        (xvi)        increase the authorized size (by number or vote) of its Board of Directors above twelve members (including the Series A Directors), except as set forth in Section 7B(iv);

        (xvii)        except (A) as duly approved by a majority of the disinterested directors on the Board or a duly authorized committee thereof, (B) for customary employment arrangements and benefit programs on reasonable terms and (C) as otherwise expressly contemplated by the Purchase Agreement, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors or Affiliates or, to the Corporation’s knowledge, with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest;

        (xviii)        hire or terminate any member of the Corporation’s senior management team, including, for purposes of this clause (xviii), the Corporation’s chief executive officer, president, chief financial officer, chief operating officer, chief technology officer, general counsel or any senior vice president;

        (xix)        adopt or amend any anti-takeover protections (including, without limitation, any agreement in which the payment of money is or could be triggered by a change of control or any shareholder rights plan or poison pill plan or similar arrangement relating to accumulations of beneficial ownership of the Corporation’s capital stock or a change in control of the Corporation), other than the adoption or entering into of change of control agreements with officers of the Corporation on terms substantially similar to the terms of the change of control agreements between the corporation and officers of the Corporation in effect on the date of the initial issuance of the Series A Preferred;

        (xx)        except with respect to litigation, disputes or arbitration involving a holder of Series A Preferred, file any material litigation or initiate any material arbitration or settle any material litigation, arbitration or other dispute;

        (xxi)        adopt or make material changes to the Corporation’s annual budget or make any material expenditures (other than expenditures for which the written consent or other affirmative vote of the Majority Holders is explicitly not required under Section 4B(ii) or 4B(x)) except as explicitly contemplated by the Corporation’s annual budget (provided that the annual budget for fiscal year 2003 adopted prior to, and as in effect on, April 24, 2003, shall be deemed approved by the Majority Holders); or

        (xxii)        commit or agree to do any of the foregoing.

         Section 5.          Conversion.

         Section 5A.       Conversion Procedure.

        (i)        At any time and from time to time, any holder of Series A Preferred may convert (without the payment of any additional consideration) all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

        (ii)        If, at any time or from time to time after June 6, 2005, the average closing prices for the Corporation’s Common Stock on the principal securities market on which it is traded has equaled or exceeded $21.76 (as such amount is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and like transactions affecting the Common Stock) for a period of at least the 30 consecutive trading days immediately preceding the date of the Liquidity Notice (as defined below), then, contingent upon and effective as of the consummation of a Liquidity Event (as defined below), all shares of Series A Preferred outstanding immediately after the consummation of such Liquidity Event automatically (without any further action on the part of any holders of Shares or the Corporation) shall convert (without the payment of any additional consideration) into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect. The Corporation may initiate a Liquidity Event by delivering written notice of its election (a “Liquidity Notice”), describing in reasonable detail (if known) the anticipated number of shares to with respect to which such Liquidity Event shall be consummated, the proposed method(s) of the Liquidity Event and any terms and conditions thereof, to each holder of Series A Preferred, whereupon the Corporation shall be obligated to consummate a Liquidity Event (whether a Registration, a Repurchase or both) in accordance with the terms hereof as soon as practicable (but in no event later than 180 days after the date of the Liquidity Notice). If the Liquidity Event is to be consummated with respect to less than the total number of shares of

Underlying Common Stock deemed outstanding immediately prior thereto, each holder shall be required to sell in the Liquidity Event a total number of shares of Underlying Common Stock determined by multiplying the total number of shares to be sold in such Liquidity Event times a fraction, the numerator of which shall be the total number of shares of Underlying Common Stock held by such holder immediately prior to the Liquidity Event and the denominator of which shall be the total number of shares of Underlying Common Stock outstanding immediately prior to the Liquidity Event (such number of shares required to be sold by each holder is referred to as such holder’s “Required Shares”). Any Shares to be sold in a Registration shall convert into shares of Conversion Stock immediately prior to (and contingent upon) consummation of the Registration. Notwithstanding anything herein to the contrary, in the event that the corporation has delivered a Liquidity Notice and has failed to fulfill its obligation to consummate a Liquidity Event within 180 days, the Corporation shall be entitled to deliver only one additional Liquidity Notice (and no more) pursuant to the terms and conditions hereof no later than two years after the date of delivery of the original Liquidity Notice; provided that the foregoing shall not be deemed to waive any breach of the Corporation’s obligations upon delivering an initial Liquidity Notice.

        (iii)        A “Liquidity Event” means, at the Corporation’s election, (a) the consummation of an underwritten Public Offering (arranged for and paid by the Corporation in accordance with the terms hereof and of the Registration Agreement with expenses to be paid as provided for in the Registration Agreement) (a “Registration”) or (b) the closing of a purchase by the Corporation (a “Repurchase”) or (c) a combination of the two, in each case pursuant to which the holders of Series A Preferred receive with respect to at least 50% of their outstanding Series A Preferred cash in an amount per share of Underlying Common Stock at least equal to the Liquidity Price (as defined below). “Liquidity Price” means a price per share of Underlying Common Stock with respect to which the Liquidity Event is being consummated equal to (a) the price paid by the public per share of Common Stock before underwriters’ discounts and commissions if the Liquidity Event for such share of Underlying Common Stock is a Registration and (b) the Market Price per share of Common Stock as of the date of consummation of the Liquidity Event if the Liquidity Event for such share of Underlying Common Stock is a Repurchase, but in either case in no event shall the Liquidity Price for such share of Underlying Common Stock be less than $21.76 (as such amount is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and similar events affecting the Common Stock).

        (iv)        Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (v)        The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the applicable Redemption Price for such Share.

        (vi)        Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

        (vii)        As soon as possible after a conversion has been effected (but in any event within three business days in the case of Section 5A(vii)(a) below), the Corporation shall deliver to the converting holder:

    (a)               a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto; and

(c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

        (viii)        The Corporation shall declare the payment of all dividends payable under Section 5A(vii)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

        (ix)        The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

        (x)        The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

        (xi)        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

        5B.        Conversion Price.

        (i)        The initial Conversion Price shall be $5.44. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B, Section 5D, Section 5E and Section 5F.

        (ii)        If and whenever the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

        (iii)        Notwithstanding anything herein to the contrary, there shall be no adjustment to the Conversion Price hereunder with respect to (A) issuances of up to an aggregate of 6,500,000 shares of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) (including the issuance of Common Stock upon the exercise of Options outstanding as of March 5, 2003) to officers, directors or employees of the Corporation and its Subsidiaries pursuant to employee benefit plans approved by the Corporation’s Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations, dividends, recapitalizations, reclassifications and similar events affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding as of March 5, 2003), (B) issuances of Common Stock to employees of the Company pursuant to the Employee Stock Purchase Plan, (C) issuances of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) in connection with acquisitions approved by the Corporation’s Board of Directors, or (D) issuances of Common Stock upon conversion of the Series A Preferred.

        5C.        Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5B, the following shall be applicable:

        (i)        Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 5C(i), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

        (ii)        Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5C(ii), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii)        Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

        (iv)        Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

        (v)        Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties and the fees and expenses of such appraiser shall be borne one-half by the Corporation and one-half the holders of the Series A Preferred (pro rata based on the number of Shares held by each such holder).

        (vi)        Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

        (vii)        Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

        (viii)        Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        5D.        Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        5E.        Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) to insure that the Series A Preferred shall not be cancelled or retired as a result of such Organic Change and each of the holders of the Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) to insure that the provisions of this Section 5 and Section 6 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price determined as of the date of such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Majority Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        5F.        Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

        5G.        Notices.

        (i)        Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii)        The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii)        The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

        5H.        No Avoidance. If the Corporation shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 5, the benefits of such provisions shall nevertheless apply and be preserved.

         Section 6. Purchase Rights.

        If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        If the Distribution Date (as defined in the Rights Plan) occurs, the Corporation shall issue to each holder of Series A Preferred a number of rights (“New Rights”) equal to the number of Rights (as defined in the Rights Plan) such holder would have held if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately prior to the Distribution Date. The New Rights shall be identical to the Rights.

     Section 7. Events of Noncompliance.

        7A.        Definition. An “Event of Noncompliance” shall have occurred if:

        (i)     the Corporation fails to pay on any two consecutive Dividend Payment Dates the full amount of dividends then accrued on the Series A Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

        (ii)     the Corporation fails to make any redemption payment or payment pursuant to Section 5A(ii) or payment pursuant to Section 5E of the Purchase Agreement with respect to the Series A Preferred which it is required to make hereunder or (upon acceptance of the Corporation’s offer) thereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

        (iii)     the Corporation materially breaches or otherwise materially fails to perform or observe any other covenant or agreement set forth herein or in any of the Transaction Documents and such breach or failure continues for a period of 30 days after notice is given the Corporation by any holder of Series A Preferred or the Corporation otherwise has actual knowledge thereof or the opinion of the Corporation’s independent accountants delivered pursuant to Section 4A(iii) of the Purchase Agreement contains a going-concern exception;

        (iv)     any representation or warranty contained in any of the Transaction Documents or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is false or misleading on the date made or furnished, and such breach of the representation or warranty has had or would reasonably be expected to result in a Material Adverse Effect;

        (v)     the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

        (vi)     a judgment in excess of the sum of $5,000,000 plus (unless the applicable insurer has in any way disputed or denied such coverage) the amount of applicable insurance coverage is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not fully discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

        (vii)     the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $5,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $5,000,000 to become due prior to its stated maturity.

    7B.        Consequences of Events of Noncompliance.

(i)	If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point (but in no event shall the dividend rate exceed the greater of (a) 8% and (b) the “prime rate” published by The Wall Street Journal as of any date of determination plus 400 basis points). Any increase of the dividend rate resulting from the operation of this Section 7B(i) shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this Section 7B(i).

(ii)	If an Event of Noncompliance other than an Event of Noncompliance of the type described in Section 7A(v) has occurred and is continuing, the Majority Holders may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the greater of (a) the Cash Redemption Price and (b) with respect to any redemption demanded hereunder prior to July 31, 2008, the Premium Redemption Price. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series A Preferred as to which rights under this Section 7B(ii) have been exercised within 15 days after receipt of the initial demand for redemption.

(iii)	If an Event of Noncompliance of the type described in Section 7A(v) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Share equal to the greater of (a) the Cash Redemption Price and (b) with respect to any redemption demanded hereunder prior to July 31, 2008, the Premium Redemption Price. The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

(iv)	If any Event of Noncompliance other than an Event of Noncompliance of the type described in Section 7A(iii) or 7A(iv), but including an Event of Noncompliance of the type described in Section 7A(iii) if such breach or failure to perform or observe is of any covenant or agreement set forth in Section 4B hereof, has occurred and is continuing, then each Series A Director shall be entitled (in accordance with the provisions of Section 607.0804 of the Florida Business Corporation Act) to a number of votes on the Board of Directors with respect to any matter equal to one and one-half (1 1/2) votes. Such entitlement to a greater number of votes shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

(v)	If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         Section 8.       Registration of Transfer.

        The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

         Section 9.       Replacement.

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 10.       Amendment and Waiver.

        No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the Majority Holders as of the time such action is taken; provided that if any such amendment, modification or waiver is to a provision in this Certificate of Designation that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding. No other course of dealing between the Corporation and the holder of any Series A Preferred or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders. For purposes of this Certificate of Designation, Series A Preferred held by the Corporation or any Subsidiaries shall not be deemed to be outstanding.

         Section 11.       Notices.

        All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. Chicago time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any holder of Series A Preferred, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         Section 12.       Definitions.

        “25% IRR Amount” means cash in amount sufficient to provide a holder of a Share of Series A Preferred, when taken together with the Liquidation Value plus accrued and unpaid dividends thereon and any additional Cash Inflows received (and not returned in accordance with the definition of IRR) by such holder in respect of such Share, with a 25% IRR.

        “Accepted Shares” has the meaning specified in Section 3A.

        “Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership or limited liability company, any partner or member thereof.

        “Cash Redemption Price” of any Share as of any date of determination means the greater of (a) the Liquidation Value thereof plus all accrued and unpaid dividends thereon and (b) the sum of (i) the Fair Market Value of the Conversion Stock issuable upon conversion of such Share of Series A Preferred (which, in the case of a redemption in connection with a Change in Ownership or Fundamental Change, shall be the Fair Market Value of the total consideration that the holder of the Share of Series A Preferred to be redeemed would have received in connection with such Change in Ownership or Fundamental Change had such holder converted such Share into Conversion Stock immediately prior to such Change in Ownership or Fundamental Change) plus (ii) accrued and unpaid dividends on such Share; provided that with respect to any redemption in connection with a Change in Ownership or Fundamental Change to take place on or before June 6, 2004, the Cash Redemption Price shall in no event be less than 125% of the sum of the Liquidation Value of such Share plus all accrued and unpaid dividends thereon.

        “Change in Ownership” means any transaction or event (including, without limitation, any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof) which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the initial holders of Series A Preferred, owning (including “beneficial ownership,” as that term is used under the Securities Exchange Act of 1934, as amended) more than 25% of the Common Stock outstanding at the time of such transaction or event, or of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

        “Closing” means the closing of the separate purchases and sales of the Series A Preferred pursuant to the Purchase Agreement.

        “Common Stock” means, collectively, the Corporation’s Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any Liquidation Event.

        “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred.

        “Conversion Stock” means shares of the Corporation’s Common Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

        “Demand Shares” has the meaning specified in Section 3B.

        “Disclosure Schedules” means the schedules referenced in the Purchase Agreement (other than the Schedule of Purchasers) and delivered to each of the Purchasers in a letter dated as of the date of the Purchase Agreement.

        “Dividend Payment Dates” has the meaning specified in Section 1B.

        “EBITDA” means net income plus interest, taxes, depreciation and amortization for the applicable period on a consolidated basis as each such item is shown on the financial statements required to be delivered pursuant to Section 4A(i) and (iii) of the Purchase Agreement.

        “Employee Stock Purchase Plan” means the Corporation’s Employee Stock Purchase Plan approved by the Corporation’s shareholders on May 24, 2001, as in effect on April 24, 2003.

        “Event of Noncompliance” has the meaning specified in Section 7A.

        “Fair Market Value” means (a) with respect to cash, the amount thereof, (b) with respect to securities, their Market Price and (c) with respect to any consideration other than cash or securities, its fair value determined jointly by the Corporation’s Board of Directors and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation and the holders of Series A Preferred (pro rata based on the number of Shares held by each such holder) each shall pay one-half of the fees and expenses of such appraiser.

        “Frontenac” means, collectively, Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership.

        “Fundamental Change” means (1) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by Fair Market Value) in any transaction or series of transactions, or (2) any merger or consolidation to which the Corporation is a party or any recapitalization, reorganization or reclassification of the Corporation or its capital stock, except for a merger, recapitalization, reorganization or reclassification in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, recapitalization, reorganization or reclassification, the beneficial holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors and no Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the initial holders of Series A Preferred, has “beneficial ownership” (as that term is used under the Securities Exchange Act of 1934, as amended) of more than 25% of the outstanding Common Stock.

        “Funded Debt” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security and (iii) any indebtedness described in clauses (i) or (ii) guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse); provided that “Funded Debt” shall not include any loans between the Corporation and/or its Wholly-Owned Subsidiaries.

        “GAAP” means generally accepted accounting principles in the United States, consistently applied.

        “Investments” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

        “IRR” means the annual interest rate (compounded annually) which, when used to calculate the net present value as of June 6, 2003, of all Cash Inflows and all Cash Outflows (each as defined below) through the date of determination, causes such net amount to equal zero. “Cash Inflows” as used herein shall (i) subject to clause (ii) below, include all cash payments received by the holders of Series A Preferred with respect to or in exchange for the Series A Preferred, including, without duplication, all cash payments received by the holders of Series A Preferred with respect to the property described in the proviso of clause (ii) below; and (ii) include the Fair Market Value of distributions of property (e.g., shares of capital stock of the Corporation) received by holders of Series A Preferred with respect to or in exchange for the Series A Preferred; provided that, in the event that property is distributed subject to contingencies or restrictions that might affect its Fair Market Value (e.g., non-publicly traded stock, publicly traded stock subject to transfer restrictions or limitations or other non-Marketable Securities or rights to receive property pursuant to earn outs or similar contingencies), the date on which such property is to be valued shall be the date such property is sold by holders of Series A Preferred (a) in an underwritten offering of securities or (b) to any Person who is not an Affiliate of the Corporation or such holder, and such date shall be the date the property is deemed received for computing the IRR; provided, however, that if at the time of any redemption to be consummated hereunder a holder of Series A Preferred possesses any such property referred to in the previous proviso received in respect of its Shares, then, at the election of such holder (in such holder’s sole discretion), the Fair Market Value of such property (taking into account such contingencies or restrictions) shall be included in the calculation of IRR or such holder shall return such property to the Corporation and it will not be included in the calculation of the IRR. “Cash Outflows” as used herein shall include the sum of all cash payments or investments made by the holders of Series A Preferred to and in the Corporation with respect to such Series A Preferred. For purposes of the net present value calculation, each Cash Inflow and each Cash Outflow specified above shall be deemed to have been received or made on the first day of the month nearest to the actual date of such payment.

        “Junior Securities” means shares of any class or series of the Corporation’s capital stock or other equity securities which are junior to the Series A Preferred in all respects with respect to preference and priority on dividends, redemptions, liquidations and otherwise, including, without limitation, (i) not having redemption rights or obligations or other put or call rights in priority to, or earlier in time than, the payment in full in cash of the Redemption Price or conversion of all Shares of Series A Preferred, except for after the Scheduled Demand Redemption Date in 2011 (or, if a Demand Redemption was made for such Scheduled Demand Redemption Date, the Redemption Date for the last Demand Share to be redeemed pursuant thereto (if later)), (ii) being subordinate in all respects to prior payment in full of all amounts to which the holders of the Series A Preferred are entitled hereunder upon a Liquidation Event (including in the case of any deemed Liquidation Event described in Section 2C), (iii) not providing for cash dividends (although such securities may have payment-in-kind dividends) with payment in priority to, or earlier in time than, the payment in full in cash of the Redemption Price or conversion of all Shares of Series A Preferred, except for after the Scheduled Demand Redemption Date in 2011 (or, if a Demand Redemption was made for such Scheduled Demand Redemption Date, the Redemption Date for the last Demand Share to be redeemed pursuant thereto (if later)), (iv) not containing any other rights or terms entitling the holder thereof to receive or obtain any other payments prior to the payment in full of all amounts to which the holders of Series A Preferred are entitled, except for after the Scheduled Demand Redemption Date in 2011 (or such later time as such Redemption Date takes place), (v) not containing any provision which in any way could impair, restrict or otherwise adversely affect the Corporation’s right or ability to comply with its obligations with respect to the Series A Preferred, (vi) not containing any other rights superior to the rights afforded to the holders of Series A Preferred pursuant to this Certificate of Designation, and (vii) not providing for or permitting the conversion, exercise or exchange of such security (regardless of the circumstances) into or for a security other than a Junior Security as otherwise described in this definition; provided that the declaration from time to time of Permitted Common Stock Dividends shall not disqualify Common Stock from being a Junior Security.

        “Liquidation Event” has the meaning specified in Section 2A.

        “Liquidation Payment Amount” has the meaning specified in Section 2C.

        “Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

        “Liquidity Event” has the meaning specified in Section 5A(ii).

        “Liquidity Notice” has the meaning specified in Section 5(A)(ii).

        “Majority Holders” means the holders of a majority of the then outstanding Series A Preferred, excluding any Shares of Series A Preferred held by a holder or group of affiliated holders of less than 10% of the then outstanding Series A Preferred not deemed held by another Person pursuant to the following proviso and excluding any Shares of Series A Preferred held by BVCF IV, L.P.; provided that a Person shall be deemed to hold Series A Preferred for purposes of this definition if such Person has the right to vote or otherwise exercise decisions with respect to such Shares of Series A Preferred (whether by irrevocable proxy, voting agreement or otherwise) on matters relating to the election and removal of the Series A Directors pursuant to Section 4A and the making of all decisions granted to the Majority Holders pursuant to this Certificate of Designation and the Purchase Agreement even if such Person is not the record holder or beneficial owner of such shares.

        “Majority Holders’ Accepted Shares” has the meaning specified in Section 3A.

        “Market Price” of any security means the average, over a period of 15 days consisting of the day as of which “Market Price” is being determined and the 14 consecutive trading days prior to such day, of the closing prices of such security’s sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation and the holders of Series A Preferred (pro rata based on the number of Shares held by each such holder) each shall pay one-half of the fees and expenses of such appraiser.

        “Marketable Securities” means securities which are (i) listed or quoted on a United States national securities exchange or quoted on a United States national automated inter-dealer quotation system, (ii) in the Majority Holders’ reasonable belief after consultation with counsel, immediately eligible for sale by each holder pursuant to a registration statement effective under the Securities Act of 1933, as amended, or immediately eligible for sale by the holder (independently of sales by other holders) pursuant to Rule 144(k) of the Securities Act of 1933, as amended, or any similar provision then in force and (iii) not subject to any “hold-back” or “lock-up” imposed by a managing underwriter in connection with a public offering of the issuer or any other restriction on the disposition thereof under the terms of any other agreement.

        “Material Adverse Effect” means a material and adverse effect, change or development upon or in the business, operations, assets, liabilities, condition (financial or otherwise), business prospects or operating results of the Corporation and its Subsidiaries taken as a whole.

        “Maximum Demand Shares” has the meaning specified in Section 3B.

        “Net Income” means the Corporation’s net income for the applicable period on a consolidated basis as shown on the financial statements required to be delivered pursuant to Section 4A(i) and 4A(iii) of the Purchase Agreement.

        “Net Revenue” means the Corporation’s revenues on a net reporting basis for the applicable period on a consolidated basis as shown on the financial statements required to be delivered pursuant to Section 4A(i) and 4A(iii) of the Purchase Agreement.

“New Rights” has the meaning specified in Section 6.

        “Offered Shares” has the meaning specified in Section 3A.

        “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

        “Organic Change” has the meaning specified in Section 5E.

        “Permitted Common Stock Dividends” means quarterly dividends in an amount per share determined by the Corporation’s Board of Directors and declared with respect to the Corporation’s Common Stock so long as such amount does not exceed, when taken together with all dividends declared during the prior three fiscal quarters, 50% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the twelve month period ending on the last day of the Corporation’s immediately preceding fiscal quarter; provided that (i) with respect to all dividends declared during the first fiscal quarter to end after the initial issuance of the Series A Preferred, such dividends shall not exceed 50% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the three month period ending on the last day of the Corporation’s immediately preceding fiscal quarter, (ii) with respect to all dividends declared during the second fiscal quarter to end after the initial issuance of the Series A Preferred, such dividends shall not exceed, when taken together with all dividends during the prior fiscal quarter, 50% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the six month period ending on the last day of the Corporation’s immediately preceding fiscal quarter, (iii) with respect to all dividends declared during the third fiscal quarter to end after the initial issuance of the Series A Preferred, such dividends shall not exceed, when taken together with all dividends during the prior two fiscal quarters, 50% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the nine month period ending on the last day of the Corporation’s immediately preceding fiscal quarter, and (iv) with respect to all dividends declared during the fourth fiscal quarter to end after the initial issuance of the Series A Preferred, such dividends shall not exceed, when taken together with all dividends during the prior three fiscal quarters, 50% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the twelve month period ending on the last day of the Corporation’s immediately preceding fiscal quarter; provided, however, that (I) during any fiscal quarter during the year 2005, the Corporation may declare dividends in an amount per share per quarter determined by the Corporation’s Board of Directors so long as the amount of such dividends does not exceed, when taken together with all dividends declared during the prior three fiscal quarters, 40% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the twelve month period ending on the last day of the Corporation’s immediately preceding fiscal quarter and (II) during any fiscal quarter beginning after December 31, 2005, the Corporation may declare dividends in an amount per share per quarter determined by the Corporation’s Board of Directors so long as the amount of such dividends does not exceed, when taken together with all dividends declared during the prior three fiscal quarters, 30% of the Corporation’s Net Income (as reported in the Corporation’s SEC Reports relating to such period) for the twelve month period ending on the last day of the Corporation’s immediately preceding fiscal quarter.

        “Permitted Investments” means (a) Investments having a stated maturity no greater than one year from the date the Corporation makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc. or (4) other similar obligations and securities having equivalent credit ratings to the securities listed in clause (3) and maturing in one year or less at the time of investment and (b) Investments approved by the Investment Committee of the Board of Directors.

        “Permitted Stock Option Plans” means the Corporation’s 2002 Stock Option Plan and 1997 Stock Incentive Plan.

        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        “Premium Redemption Price” of any Share as of any date of determination means the sum of (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon plus (ii) a 25% IRR Amount.

        “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

        “Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of April 24, 2003, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        “Purchase Rights” has the meaning specified in Section 6.

        “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

        “Redemption Demand” has the meaning specified in Section 3B.

        “Redemption Offer” has the meaning specified in Section 3A.

        “Redemption Price” means the Cash Redemption Price or the Premium Redemption Price, as applicable.

        “Registration” has the meaning specified in Section 5A(ii).

        “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 6, 2003, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        “Repurchase” has the meaning specified in Section 5A(ii).

        “Rights Plan” means the Corporation’s Rights Agreement adopted on April 23, 2002.

        “Scheduled Demand Redemption Date” has the meaning specified in Section 3B.

        “Scheduled Offered Redemption Dates” has the meaning specified in Section 3A.

        “SEC Reports” means the quarterly reports on Form 10-Q and the annual reports on Form 10-K (including any amendments thereto) required to be filed by it with the Securities and Exchange Commission (including any successor thereto) pursuant to the federal securities laws and the Securities and Exchange Commission rules and regulations thereunder.

        “Series A Director” has the meaning specified in Section 4A.

        “Series A Preferred” has the meaning specified in Section 1A.

        “Share” has the meaning specified in Section 1A.

        “Side Letter” means that certain letter agreement, dated as of April 24, 2003, by and among the Corporation and certain of the initial holders of Series A Preferred, as such agreement may from time to time be amended in accordance with its terms.

        “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. For purposes of this Certificate of Designation, if the context does not otherwise specify in respect of which Person the term “Subsidiary” is used, the term “Subsidiary” shall refer to a Subsidiary of the Corporation.

        “Transaction Documents” means the Purchase Agreement, the Registration Rights Agreement, the Side Letter, the Disclosure Schedules, any other agreement contemplated hereby or thereby to which the Corporation is a party and any certificate delivered by the Corporation with respect hereto or thereto in connection with the Closing.

        “Underlying Common Stock” means for purposes of Section 5A(ii) of this Certificate of Designation (i) the Common Stock issuable upon conversion of the Series A Preferred and (ii) any Common Stock issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of Section 5A(ii) of this Certificate of Designation, any Person who holds Series A Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series A Preferred in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series A Preferred, such Underlying Common Stock shall be deemed to be in existence and outstanding, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder.

        “Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.”

ARTICLE V. TRANSACTIONS WITH OFFICERS, DIRECTORS OR SHAREHOLDERS

        No contract or transaction between the Corporation and one or more of its directors, officers, or shareholders or between the Corporation and any person (as used herein “person” means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or shareholders are directors, officers, or shareholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (if more than one); or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof (to the extent permitted by applicable law), or the shareholders. Shares owned or controlled by an officer or director who has an interest in the contract or transaction shall not be counted in the vote of the shareholders on such contract or transaction.

ARTICLE VI. INDEMNIFICATION

         (a)     The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

         (b)     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 607.0850 of the Florida Business Corporation Act or any other provision of law.

ARTICLE VII. BOARD OF DIRECTORS

         (a)     The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no fewer than five (5) and no more than twelve (12) (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as “Classified Directors” and shall be divided into three classes, with the first class referred to herein as “Class I,” the second class as “Class II,” and the third class as “Class III.” Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The term of office of the initial Class I directors shall expire at the 2003 annual meeting of shareholders, the term of office of the initial Class II directors shall expire at the 2005 annual meeting of shareholders, and the term of office of the initial Class III directors shall expire at the 2004 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         (b)     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation (including any amendment to these Articles of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

         (c)     Any or all Classified Directors may be removed, but only for cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         (d)     Election of directors, whether Classified Directors or otherwise, need not be by written ballot.

ARTICLE VIII. SPECIAL MEETINGS OF SHAREHOLDERS; NO ACTION BY WRITTEN CONSENT

        Special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board, or by written demand of any holder or holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called, such demand to describe the purpose or purposes for which such meeting is called. Shareholders of the Corporation may not act by written consent in lieu of a meeting.

ARTICLE IX. VOTE REQUIRED FOR CERTAIN MATTERS

        In addition to any other vote required by law (including, without limitation, Section 607.0901 of the Florida Business Corporation Act (“Section 0901”)), an “Affiliated Transaction” as defined in Section 0901 shall be subject to the voting requirements set forth in subsection (2) of Section 0901 unless all of the conditions specified in any one of the paragraphs (a), (b), (c), (d) or (e) of subsection (4) of Section 0901 are met, regardless of whether the conditions specified in paragraph (f) of subsection (4) of Section 0901 or any successor “fair price” provisions are satisfied.

        The provisions of Articles VII, VIII and IX of these Articles of Incorporation may only be amended upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote generally in the election of directors, voting together as a class.

        IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement of the Articles of Incorporation of Gevity HR, Inc. to be executed by its duly authorized officer on this 13th day of August, 2003.

GEVITY HR, INC.
By: /s/ Gregory M. Nichols
Name: Gregory M. Nichols
Title: Senior Vice President, Secretary and General Counsel